EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Crdentia Corp.
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 24, 2004, relating to the consolidated financial statements of Crdentia Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.



/s/ BDO Seidman, LLP
-------------------------
San Francisco, California
May 27, 2005